Exhibit 99.1

EDEN PRAIRIE, MN, March 31, 2010 – ProUroCare Medical Inc. (OTCBB: PUMD, PUMDU, PUMDW) today announced that a major note holder has converted an outstanding loan and accrued interest totaling $697,546 to stock and warrants of the company.  The conversion was made on March 26, 2010, and reduced the company’s overall borrowings by more than 23%.

The company’s CEO, Rick Carlson, stated “We are pleased that this long standing shareholder and lender continues to demonstrate significant support for the company by offering to convert this sizable loan into equity.  As we move forward, our objective is to continue to improve the company’s financial structure while also pursuing FDA market clearance on the ProUroScan system.”

The $697,546 liability was converted into 381,173 units consisting of one share of common stock and one warrant to acquire a share of common stock.  The note holder exercised all of the warrants immediately upon conversion.

About ProUroCare Medical Inc.

ProUroCare Medical Inc. is a publicly traded company engaged in the business of creating innovative medical imaging products and technologies.  The company's current focus is the ProUroScan prostate imaging system, which is used to map abnormalities of the prostate detected by DRE.  Based in Minneapolis, Minnesota, ProUroCare is traded on the OTCBB.

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Safe Harbor Statement
This news release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are typically preceded by words such as "believes," "expects," "anticipates," "intends," "will," "may," "should," or similar expressions. These forward-looking statements are not guarantees of ProUroCare's future performance and involve a number of risks and uncertainties that may cause actual results to differ materially from the results discussed in these statements. Factors that might cause ProUroCare's results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the ability of ProUroCare to find adequate financing to complete the development of its products; the high level of secured and unsecured debt incurred by ProUroCare; the dependence by ProUroCare on third parties for the development and manufacture of its products; and other risks and uncertainties detailed from time to time in ProUroCare's filings with the Securities and Exchange Commission including its most recently filed Form 10-K and Form 10-Q. ProUroCare undertakes no duty to update any of these forward-looking statements.